EXHIBIT 99.1

CUSIP NO. 105530109

AGREEMENT OF JOINT FILING

The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1(k)(1) of the Securities and Exchange Act of 1934, as amended, with respect to the American Depositary Shares, each representing 5,000 Preferred Shares, of Brasil Telecom Participações S.A.   Each of the undersigned further agrees and acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein, but shall not be responsible for completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

DATED: October 17, 2008	REPORTING PERSON:

Cyrte Investments B.V.
/s/ Martijn Warmerdam
By: Martijn Warmerdam, attorney-in-fact*

Cyrte Investments GP III B.V.
/s/ Martijn Warmerdam
By: Martijn Warmerdam, attorney-in-fact*

Cyrte Fund III C.V.
/s/ Martijn Warmerdam
By: Martijn Warmerdam, attorney-in-fact*

Aviva plc
/s/ Angus Eaton
By: Angus Eaton, attorney-in-fact**

Aviva Group Holdings Limited
/s/ Angus Eaton
By: Angus Eaton, attorney-in-fact**

Aviva International Insurance Limited
/s/ Angus Eaton
By: Angus Eaton, attorney-in-fact**

Aviva Insurance Limited
/s/ Angus Eaton
By: Angus Eaton, attorney-in-fact**

Aviva International Holdings Limited
/s/ Angus Eaton
By: Angus Eaton, attorney-in-fact**

CGU International Holdings B.V.
/s/ Angus Eaton
By: Angus Eaton, attorney-in-fact**

Delta Lloyd N.V.
/s/ Peter van den Dam
By: Peter van den Dam, attorney-in-fact***

* Signed pursuant to powers of attorney, December 19, 2007, included as Exhibit 99.2.

** Signed pursuant to powers of attorney, dated May 23, 2008, included as Exhibit 99.3.

*** Signed pursuant to powers of attorney, dated October 14, 2008, included as Exhibit 99.4.